SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PSYCHIATRIC SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
CHANGE IN CONTROL TRANSACTION
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED PSYCHIATRIC SOLUTIONS, INC. EQUITY INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3: APPROVAL OF THE WAIVER OF THE REMAINING LOCK-UP RESTRICTIONS RELATING TO THE SERIES A PREFERRED STOCK
CORPORATE GOVERNANCE
INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION

(Psychiatric Solutions, Inc. Logo)

113 SEABOARD LANE
SUITE C-100
FRANKLIN, TENNESSEE 37067

April 9, 2004

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc. (the “Company”), to be held on Tuesday, May 4, 2004, at 10:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy, which is being solicited by the Board of Directors, as soon as possible. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

     We look forward to seeing you at the Annual Meeting.

Sincerely, /s/ Joey A. Jacobs Chairman, President and Chief Executive Officer

Enclosures:
1. Notice of Annual Meeting
2. Proxy Statement
3. Proxy Card and Business Reply Envelope
4. Annual Report to Stockholders

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

(Psychiatric Solutions, Inc. Logo)

113 SEABOARD LANE
SUITE C-100
FRANKLIN, TENNESSEE 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2004

TO OUR STOCKHOLDERS:

     The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc. will be held on Tuesday, May 4, 2004, at 10:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, for the following purposes:

(1)	To elect three nominees as Class II directors;

(2)	To approve an amendment to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;

(3)	To approve the waiver of the lock-up restrictions on the Series A Preferred Stock; and

(4)	To transact any other business that properly comes before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 23, 2004 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     The enclosed Proxy Statement contains more information regarding matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

By order of the Board of Directors,

/s/ Joey A. Jacobs
Chairman, President and Chief Executive Officer

Dated: April 9, 2004

IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

(Psychiatric Solutions, Inc. Logo)

113 SEABOARD LANE
SUITE C-100
FRANKLIN, TENNESSEE 37067

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Psychiatric Solutions, Inc. (the “Company”), to be voted at our 2004 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, on Tuesday, May 4, 2004, at 10:00 a.m. (Central Daylight Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to stockholders on or about April 9, 2004.

INFORMATION CONCERNING SOLICITATION AND VOTING

Voting of Proxy

     If the enclosed proxy is properly executed and received prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR approval of the amendment to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and (c) FOR approval of the waiver of the lock-up restrictions on the Series A Preferred Stock. The persons named as proxies in the enclosed proxy were selected by the Company’s Board of Directors.

     Stockholders who sign proxies have the right to revoke them at any time before they are voted by delivering a written request to the Company or by submitting another proxy at a later date, and the giving of the proxy will not affect the right of a stockholder to attend the meeting and vote in person.

Record Date

     The close of business on March 23, 2004 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting. As of such date, the Company had 48,000,000 authorized shares of common stock (“Common Stock”), of which 11,994,722 shares were outstanding and entitled to vote, and 6,000,000 authorized shares of preferred stock (“Series A Preferred Stock”), of which 4,545,454 were outstanding and entitled to vote with the Common Stock as a single class.

Quorum and Voting Requirements

     A majority of the aggregate shares of Common Stock and Series A Preferred Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Company presiding over the Annual Meeting, or by the Board of Directors.

     Directors shall be elected by a plurality of votes of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not have the effect of voting in opposition to a director.

     All matters other than the election of directors shall be determined based upon the vote of the majority of shares of Common Stock and Series A Preferred Stock, voting together as a single class, present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions will have the effect of a vote against such proposals. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.

Miscellaneous

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock and Series A Preferred Stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

CHANGE IN CONTROL TRANSACTION

     On August 5, 2002, pursuant to a definitive Merger Agreement, dated May 6, 2002, PMR Acquisition Corporation, a newly formed, wholly-owned subsidiary of PMR Corporation, a publicly traded Delaware corporation, merged with and into Psychiatric Solutions, Inc., a Delaware corporation whose name, subsequent to the merger, was changed to Psychiatric Solutions Hospitals, Inc. (“PSH”). The surviving corporation in the merger was PSH, which became a wholly-owned subsidiary of PMR Corporation. In connection with the merger, PMR Corporation changed its name to Psychiatric Solutions, Inc. and, effective August 6, 2002, the shares of Psychiatric Solutions, Inc., formerly known as PMR Corporation, were approved for listing on the Nasdaq National Market under the ticker symbol “PSYS.”

     In this Proxy Statement, unless the context otherwise requires, the current company, Psychiatric Solutions, Inc., is referred to as “we,” “the Company,” or “Psychiatric Solutions” with respect to periods of time from the effective date of the merger to the date of this Proxy Statement; the surviving company in the merger, PSH, is referred to as “we,” “the Company,” or “Psychiatric Solutions” with respect to periods prior to the effective date of the merger. PMR Corporation, with respect to periods prior to the effective date of the merger, is referred to as “PMR.” All share numbers, purchase prices per share, and exercise prices relating to our securities are shown on a post-merger basis after adjusting such numbers and prices to reflect the exchange ratio in the merger. In this Proxy Statement, the above described merger is referred to as the “PMR Merger.”

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     In connection with the PMR Merger, PMR designated Mark P. Clein, former director of PMR, as a director of the Company and Psychiatric Solutions designated Christopher Grant, Jr., Joey A. Jacobs and Edward K. Wissing, former directors of Psychiatric Solutions, as directors of the Company.

     On March 25, 2003, the Board of Directors increased the number of members of the Board of Directors from seven to eight and, in connection with the issuance of Series A Preferred Stock, appointed Ann H. Lamont as a director to serve until the 2003 annual meeting of stockholders, at which time Ms. Lamont was elected by the Company’s stockholders to serve as a Class I director until the 2006 annual meeting of stockholders. Ms. Lamont is a general partner of Oak Investment Partners, whose affiliates purchased approximately 80% of the shares of Series A Preferred Stock. The Company also agreed in connection with the issuance of its Series A Preferred Stock to ensure that Christopher Grant, Jr. continues to serve as a member of the Company’s Board of Directors. A majority of the holders of Series A Preferred Stock have the right to designate two nominees to the Board of Directors.

     On May 6, 2003, the Board of Directors appointed Richard D. Gore as a Class II director to serve until the Annual Meeting, to fill the vacancy created by the resignation of Charles C. McGettigan from the Board of Directors. On October 30, 2003, David S. Heer resigned as a director of the Company, creating a vacancy on the Board of Directors that has not yet been filled. On March 23, 2004, Joseph P. Donlan resigned as a director of the Company. On March 26, 2004, the Board of Directors appointed William F. Carpenter III as a Class II director to serve until the Annual Meeting, to fill the vacancy created by the resignation of Mr. Donlan.

     The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The terms of the Company’s Class II directors expire at the Annual Meeting.

     The Board of Directors has nominated the three individuals named below under the caption “Class II Nominees” for election as directors to serve until the annual meeting of stockholders in 2007 or until their successors have been elected. Each nominee has consented to be a candidate and to serve, if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Required Vote

     Directors are elected by a plurality of the votes cast by the shares of Common Stock and Series A Preferred Stock, voting together as a single class, entitled to vote in the election at a meeting at which a quorum is present. The Company’s certificate of incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock or Series A Preferred Stock held of record for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below.

     The following table shows the names, ages, principal occupations and other directorships of each of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors of Psychiatric Solutions.

		Principal Occupation/	Director
Name	Age	Other Directorships	Since
Class II Nominees — Term Expiring in 2004

William F. Carpenter III	44	Executive Vice President, LifePoint Hospitals, Inc., a non-urban hospital company, since February 2004; Corporate Governance Officer, LifePoint Hospitals, Inc., since February 2003; Chief Development Officer, LifePoint Hospitals, Inc., since May 2002; General Counsel, LifePoint Hospitals, Inc., since May 1999; and previously Senior Vice President, LifePoint Hospitals, Inc., from May 1999 to February 2004; previously General Counsel of the America Group of HCA Inc., a health services company, from November 1998 until May 1999; previously, Member of Waller Lansden Dortch & Davis, PLLC, through December 31, 1998	2004

Mark P. Clein	44	Chief Financial Officer, United BioSource Corporation, a health care company, since November 2003; previously Partner, LCI Partners, a consulting and investment firm, from January 2003 to November 2003; previously Executive Vice President and Chief Financial Officer, US Bioservices Corporation, a pharmacy company, from May 2002 to January 2003; previously Chief Executive Officer, PMR Corporation, from May 1999 to May 2002; previously Executive Vice President and Chief Financial Officer, PMR Corporation, from May 1996 to May 1999	2002

Richard D. Gore	51	Co-Chief Executive Officer and President, Attentus Healthcare Corporation, a non-urban hospital management company, since December 2002; previously Executive Vice President, Province Healthcare Company, a health care services company, from April 1996 to December 1999; previously Chief Financial Officer, Province Healthcare Company, from April 1996 to August 2001; previously Vice Chairman of the Board, Province Healthcare Company, from December 1999 to August 2001	2003

Continuing Directors

     The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first elected to the Board of Directors.

		Principal Occupation/	Director
Name	Age	Other Directorships	Since
Class I — Term Expiring in 2006

Christopher Grant, Jr.	49	President, Salix Management Corporation, manager of venture capital partnerships Salix Ventures, L.P., Salix Ventures II, L.P. and Salix Affiliates II, L.P.	1997

Ann H. Lamont	47	General Partner, Oak Investment Partners, a venture capital firm President and Chief Executive Officer, Psychiatric Solutions, Inc.; Chairman, Psychiatric	2003

Class III — Term Expiring in 2005

Joey A. Jacobs	50	Solutions, Inc. since August 2002	1997

Edward K. Wissing	66	Chairman of the Board, Pediatric Services of America, Inc., a home health care company, since December 2002, director since 2001; previously President, Chief Executive Officer and director, American HomePatient, Inc., a national provider of home health care products and services, from May 1984 until May 1998	1997

     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years, unless otherwise indicated.

The Board of Directors recommends that the stockholders vote FOR each of the Class II nominees.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
PSYCHIATRIC SOLUTIONS, INC. EQUITY INCENTIVE PLAN

     The Company’s Board of Directors has adopted and is hereby proposing to the stockholders an amendment to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan (the “Equity Incentive Plan”). As further described below, the sole purpose of this amendment is to increase the number of shares of Common Stock subject to grant under the Equity Incentive Plan. This amendment is separately explained below and is qualified in its entirety by reference to the full text of the amendment to the Equity Incentive Plan, which is attached hereto as Appendix A.

Description of the Amendment to the Equity Incentive Plan

     The Equity Incentive Plan permits awards of (i) “incentive stock options” (“ISOs”) described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-qualified stock options that are not qualified as ISOs under the Code (“NQSOs”), and (iii) Common Stock that is subject to restrictions on transfer and/or risk of forfeiture (“Restricted Stock”) (collectively, “Awards”). The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”) and was designed to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

Explanation of Changes

     Prior to the amendment of the Equity Incentive Plan, 2,233,333 shares of Common Stock had been reserved for issuance thereunder, all of which are either subject to outstanding Awards or have been issued pursuant to the Equity Incentive Plan as of March 12, 2004. Under the amendment to the Equity Incentive Plan, an additional 700,000 shares of Common Stock will be available for issuance. Without this increase, the Company will not be able to grant additional Awards to its employees. The Board of Directors believes that Awards are an essential part of the Company’s compensation program and provide meaningful inducements to employees to contribute to the Company’s growth and financial performance. The Equity Incentive Plan has been a useful tool in achieving the Company’s business development goals by helping to attract and retain highly qualified employees. The Company believes that continuation of Awards is necessary in the current economic environment to attract and retain qualified individuals.

General Description of the Equity Incentive Plan

     The purpose of the Equity Incentive Plan is to provide a performance incentive to employees and others who perform services that enhance the value of stockholders’ equity. The Committee is authorized to administer the Equity Incentive Plan and to grant Awards to Company employees and to certain others who provide significant services to the Company. The Equity Incentive Plan provides for the award of ISOs, NQSOs and Restricted Stock. All employees of the Company and its subsidiaries and, in the case of awards other than ISOs, any consultant or independent contractor providing services to the Company or a subsidiary, are eligible for Awards under the Equity Incentive Plan. ISOs may be granted only to employees of the Company and its subsidiaries. As of March 1, 2004, the Company employed approximately 7,600 people. The Equity Incentive Plan will continue indefinitely until terminated by the Board of Directors.

     The Committee determines which individuals are to receive awards under the Equity Incentive Plan, the type of Award to be granted (i.e., ISOs, NQSOs or Restricted Stock) and the exercise prices and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of Common Stock on the trading day immediately preceding the date of grant (110% for individuals who own more than 10% of the total outstanding Common Stock). These and other terms are set forth in the Equity Incentive Plan and a written agreement between the Company and the individual receiving the Award. The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No Award shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of the total outstanding shares of Common Stock).

     The Company currently has options outstanding to purchase 1,915,453 shares of Common Stock under the Equity Incentive Plan. The exercise price under which options have been granted has been the fair market value of the Company’s Common Stock on the date of grant. To date, no Restricted Stock has been awarded. Based upon the closing sale price of Common Stock on March 30, 2004, the aggregate market value of the 1,915,453 shares of Common Stock underlying outstanding options granted pursuant to the Equity Incentive Plan was approximately $36,623,461.

     The amount of any Award under the Equity Incentive Plan is subject to the discretion of the Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such Awards cannot be determined prior to their grant. As of March 31, 2004, 96 employees of the Company, excluding executive officers, had received options to purchase an aggregate of 550,874 shares of Common Stock, five executive officers had received options to purchase an aggregate of 1,166,950 shares of Common Stock and 11 non-employees had received options to purchase an aggregate of 197,629 shares of Common Stock under the Equity Incentive Plan.

Amendment and Termination of the Equity Incentive Plan

     The Board of Directors may amend or terminate the Equity Incentive Plan at any time and for any reason. No amendment that would have a material adverse effect on the rights of a participant under an outstanding Award will be effective without the participant’s consent. In addition, stockholder approval is required for any amendment that increases the aggregate number of shares of Common Stock authorized under the Equity Incentive Plan, changes the employees eligible to receive ISOs or increases the period during which ISOs may be granted or exercised.

Federal Income Tax Consequences

     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO, NQSO or Restricted Stock under the Equity Incentive Plan. A grantee who exercises an ISO will not recognize income on its exercise. If he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO, any gain or loss on the sale of Common Stock will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains.

     An individual who disposes of Common Stock before the holding periods described above are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of Common Stock at the time the ISO was exercised. The individual will also be subject to tax on capital gain, if any, upon the sale of Common Stock on the amount realized in excess of the basis. The grantee’s basis in Common Stock upon a disqualifying disposition is its fair market value at the time of exercise.

     Generally, the Company is not entitled to a tax deduction upon the grant or exercise of an option or the exercise of an ISO under the Equity Incentive Plan. However, if the grantee engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

     Upon exercise of a NQSO, the grantee recognizes ordinary income on the difference between the fair market value of Common Stock and the exercise price paid under the NQSO. Unless the grantee makes an election under Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of Common Stock at the time shares of Restricted Stock become vested. In either case, the Company is generally entitled to deduct the amount recognized by the grantee for tax purposes. The grantee is also subject to capital gains treatment on the subsequent sale of Common Stock acquired through an Award. For this purpose, the grantee’s basis in Common Stock is its fair market value at the time the NQSO is exercised or the Restricted Stock is vested (or granted, if an election under Section 83(b) is made).

Registration Under the Securities Act of 1933

     The Company intends to register the additional shares of Common Stock authorized for issuance under the Equity Incentive Plan under the Securities Act of 1933 on a Registration Statement on Form S-8 as soon as practicable after approval of the amendment to the Equity Incentive Plan by the stockholders of the Company.

Required Vote

     Approval of the amendment to the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which shares of the Company’s Common Stock are authorized for issuance.

	Number of securities		Number of securities remaining
	to be issued	Weighted-average	available for future issuance
	upon exercise of	exercise price of	under equity compensation
	oustanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,557,129	$9.59	582,180
Equity compensation plans not approved by security holders (2)	—	—	—
Total	1,557,129	$9.59	582,180

(1)	Represents stock options granted or issuable under Psychiatric Solutions’ 1997 Key Personnel Plan, the Equity Incentive Plan and the Outside Directors’ Plan.

(2)	The Company does not have any equity compensation plans that have not been approved by its stockholders.

PROPOSAL 3: APPROVAL OF THE WAIVER OF THE REMAINING LOCK-UP RESTRICTIONS
RELATING TO THE SERIES A PREFERRED STOCK

Background

     On January 6, 2003, the Company and affiliates of Oak Investment Partners (“Oak”) and Salix Ventures (“Salix”), and The 1818 Mezzanine Fund II, L.P. (the “1818 Fund”) (Oak, Salix and the 1818 Fund, collectively, the “Investors”) entered into a Purchase Agreement where the Investors agreed to purchase $25 million of the Series A Preferred Stock. On February 4, 2003, the Company’s stockholders approved the private placement of the Series A Preferred Stock with the Investors. Approximately 2.3 millions shares of the Series A Preferred Stock were issued on April 1, 2003 (the “First Funding Date”), and approximately 2.3 million shares of the Series A Preferred Stock were issued on June 19, 2003. Christopher Grant, Jr. and Ann H. Lamont, each of whom are members of the Company’s Board of Directors, are affiliated with Salix and Oak, respectively.

     The Investors agreed in the Purchase Agreement to certain lock-up restrictions on the shares of Series A Preferred Stock and the shares of Common Stock into which the Series A Preferred Stock are convertible (the “Conversion Shares”). Each of the Investors agreed that for one year from the First Funding Date, such Investor would not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares of Series A Preferred Stock or the Conversion Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transferred, in whole or in part, any of the economic consequences of ownership of the shares of Series A Preferred Stock or the Conversion Shares, without, in each case, the prior written consent of the Company. Each of the Investors further agreed to lock-up restrictions with respect to 50% of the shares of Series A Preferred Stock and the Conversion Shares, or approximately 2.3 million shares, that survive until 18 months after the First Funding Date.

     On April 1, 2004, the first anniversary of the First Funding Date, the transfer restrictions lapsed with respect to 50% of the shares of Series A Preferred Stock and Conversion Shares (measured on a fully-diluted basis), resulting in approximately 2.4 million Conversion Shares being eligible for sale on the open market. The lock-up restrictions on the other 50% of the Series A Preferred Stock and the Conversion Shares will lapse on October 1, 2004, at which time approximately 2.4 million additional Conversion Shares will be eligible for sale on the open market.

Proposal

     The Board of Directors believes that it would be in the best interests of the Company and the stockholders to permit management, at its discretion, to terminate the lock-up agreement with respect to the approximately 2.4 million shares of Series A Preferred Stock that remain subject to transfer restrictions. If this proposal is approved, management may terminate the lock-up restrictions upon its determination that market conditions are favorable for the sale of the Conversion Shares. Such sales could be effected in market transactions on the Nasdaq National Market, in privately negotiated transactions, in a block trade effected through a broker-dealer or in a public offering of the Company’s Common Stock. The sale of Conversion Shares will increase the number of shares held by non-affiliates of the Company, who may be long-term investors in the Company, and terminate the accrual of pay-in-kind dividends on the Series A Preferred Stock.

     The Company’s Board of Directors requests your approval of the waiver of the remaining lock-up restrictions on the shares of Series A Preferred Stock and the Conversion Shares. Because the Nasdaq Marketplace Rules required stockholder approval of the private placement of the Series A Preferred Stock, the Company needs stockholder approval to amend a material term of the Purchase Agreement.

Required Vote

     Approval of the waiver of the lock-up restrictions on the Series A Preferred Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that the stockholders vote FOR approval of the waiver of the lock-up restrictions on the Series A Preferred Stock.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

     During 2003, the Board of Directors held a total of twelve meetings. Each director attended at least 75% of the meetings of the Board and committees of the Board on which such director served, except for Joey A. Jacobs and Ann H. Lamont who each failed to attend 75% of the meetings of the Compensation Committee.

     The Board of Directors has established three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee as described below. All committee members are non-employee, independent directors. Edward K. Wissing serves as Chairman of the Company’s Compliance Committee, which is otherwise comprised of employees of the Company. The Compliance Committee oversees the Company’s Code of Ethics that applies to all employees, including the Company’s Chief Executive Officer and Chief Accounting Officer.

Compensation Committee

     The Board of Directors has appointed a Compensation Committee to evaluate the performance of the Company’s officers, review and approve officers’ compensation, formulate bonuses for management and administer the Company’s equity compensation plans. The Compensation Committee is comprised of Mr. Grant and Ms. Lamont. Joey A. Jacobs resigned his position on the Compensation Committee in June 2003. David S. Heer served as a member of the Compensation Committee until his resignation from the Board of Directors in October 2003. During 2003, the Compensation Committee held eight meetings.

Audit Committee

     The Board of Directors has appointed an Audit Committee to assist the Board in fulfilling its oversight responsibilities for the Company’s financial reports, systems of internal controls for financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit Committee are as follows:

•	Review and reassess the adequacy of the Amended and Restated Audit Committee Charter adopted by the Board of Directors, a copy of which is attached as Appendix B to this Proxy Statement, and recommend proposed changes to the Board.

•	Hire, evaluate and, when appropriate, replace the Company’s independent auditor, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed.

•	Determine the compensation to be paid to the independent auditor and, in its sole discretion, approve all audit and engagement fees and terms, and pre-approve all auditing and non-auditing services of the independent auditor, other than certain de minimus non-audit services.

•	Review and discuss with management, the independent auditor and internal auditors the Company’s internal reporting, audit procedures and the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review and discuss with management and the independent auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K, the quarterly financial statements to be included in the Company’s Quarterly Report on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies used in the Company’s financial statements.

•	Review and discuss with management the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•	Review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in the Company’s best interest.

     The Audit Committee is currently comprised of Messrs. Gore, Grant and Wissing, each of whom the Board of Directors has determined to be “independent” as required by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, the Board of Directors has determined that Richard D. Gore is an “audit committee financial expert” as defined in rules promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended. Charles C. McGettigan served as a member of the Audit Committee until his resignation from the Board of Directors in May 2003. The Audit Committee held seven meetings during 2003.

Nominating Committee

     The primary responsibilities and duties of the Nominating Committee are as follows:

•	Review the composition of the Board to ensure that a majority of the members are “independent” as required by the Nasdaq listing standards.

•	Consider and recommend candidates to fill new positions or vacancies on the Board and review any candidates recommended by stockholders.

•	Evaluate the performance of each existing director proposed for re-election and recommend the director nominees for approval by the Board and the stockholders.

•	Retain and terminate any search firm to be used to identify Board candidates and approve the search firm’s fees and other retention terms.

•	Review and reassess the adequacy of the Nominating Committee Charter and recommend any changes to the Board.

     The Nominating Committee is currently comprised of Messrs. Carpenter and Gore and Ms. Lamont, each of whom the Board of Directors has determined to be “independent” as required by the Nasdaq listing standards. The Nominating Committee was established in 2004 and, therefore, held no meetings during 2003. The Nominating Committee has a written charter that is available on our website at www.psysolutions.com.

Nomination of Directors

     Directors may be nominated by the Board of Directors or by stockholders in accordance with our Amended and Restated Bylaws. As a matter of course, the Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating Committee will review all proposed nominees for the Board of Directors, including those proposed by stockholders. This process includes a review of the candidate’s character, judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors. The Company does not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

     For a stockholder to submit a candidate for consideration by the Nominating Committee, a stockholder must notify Brent Turner, the Company’s Vice President, Treasurer and Investor Relations, at Psychiatric Solutions, Inc., 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067. In addition, our Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To make a director nomination at the Annual Meeting, a stockholder entitled to vote must deliver written notice to the Company (containing certain information specified in the Company’s Amended and Restated Bylaws about the stockholder and the proposed action) not less than 50 days or more than 75 days prior to the meeting; provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close if business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Proxy Statement.

Communicating with the Board

     All stockholder communications with the Board of Directors should be directed to the Company’s outside counsel at Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, Attention: Christopher L. Howard, Esq., and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for an individual director. Each communication intended for the Board of Directors and received by Mr. Howard will not be opened, but will be promptly forwarded unopened to the Chairman of the Audit Committee following its clearance through normal security procedures.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

     The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders. All directors attended the annual meeting of stockholders held on May 6, 2003.

Non-Management Executive Sessions

     The Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, periodically, and no less frequently than semi-annually, the Board of Directors will meet in executive sessions in which management directors and other members of management do not participate. Stockholders and other parties interested in communicating with the non-management directors as a group may do so by contacting the Company’s outside counsel in writing at Waller Lansden Dortch & Davis, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, Attention: Christopher L. Howard, Esq.

Compensation of Directors

     Directors who are employees of the Company receive no additional compensation for their services as directors. Each non-employee director receives:

•	A meeting fee of $2,000 for each Board or committee meeting attended in person and $1,000 for each such telephonic meeting (but only one fee in the event that more than one such meeting is held on a single day);

•	An annual grant of an option to purchase 4,000 shares of Common Stock; and

•	Reimbursement for necessary travel expenses incurred in attending such meetings.

     In addition, starting in May 2004, the Board member serving as Chairman of the Audit Committee, the Board member serving as Chairman of the Compensation Committee, the Board member serving as Chairman of the Nominating Committee and the Board member serving as Chairman of the Company’s Compliance Committee will receive $2,000 per month.

     As discussed above, each non-employee director of the Company receives annual stock option grants under the Amended and Restated Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan (the “Outside Directors’ Plan”). Only non-employee directors of the Company are eligible to receive options under the Outside Directors’ Plan. Options granted under the Outside Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Outside Directors’ Plan are non-discretionary. As of the date of the Company’s annual meeting of stockholders each year, each member of the Company’s Board who is not an employee of the Company is automatically granted under the Outside Directors’ Plan, without further action by the Company, the

Board, the Compensation Committee or the stockholders of the Company, an option to purchase 4,000 shares of Common Stock of the Company.

     The exercise price of options granted under the Outside Directors’ Plan must be the fair market value of the Company Common Stock subject to the option on the date of the option grant. Options granted under the Outside Directors’ Plan are immediately exercisable as to 25% of the option shares and the remaining 75% of the option shares become exercisable in equal installments on each of the first, second and third anniversary of the option grant date. Options expire the earlier of five years from the date of grant or three months after the date on which the participant ceases to be a director (one year after death or disability). All options granted under the Outside Directors’ Plan become fully vested upon a change in the corporate control of the Company, subject to vesting limitations in situations in which a participant would realize less net income under the option after payment of “golden parachute” excise taxes under Section 4999 of the Code. The Board may amend or terminate the Outside Directors’ Plan in its discretion, except that no amendment will become effective without approval of the Company’s stockholders if such approval is necessary for any Nasdaq trading requirements. The Outside Directors’ Plan will continue indefinitely until it is terminated by the Board.

     On May 6, 2003, the Board granted an option to purchase 4,000 shares of Common Stock to each of Messrs. Clein, Donlan, Gore, Grant, Heer and Wissing and to Ms. Lamont at an exercise price of $9.25 per share (the fair market value based on the closing sales price reported on the Nasdaq National Market on that date).

     Each director of the Company is a party to an Indemnification Agreement with the Company pursuant to which the Company has agreed to indemnify and advance expenses to such director in connection with his or her service as a director, officer or agent of the Company to the fullest extent permitted by law and as set forth in each such agreement and, to the extent applicable, to maintain insurance coverage for each such director under the Company’s policies of directors and officers’ liability insurance.

INDEPENDENT AUDITORS

     The Audit Committee has selected Ernst & Young LLP, the Company’s independent auditors for the fiscal year ended December 31, 2003, to audit the Company’s consolidated financial statements for the year ending December 31, 2004. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for 2003, and fees incurred for other services rendered by Ernst & Young LLP for fiscal year 2003:

	2003	2002
Audit Fees(1):	$1,370,200	$649,300
Audit – Related Fees(2):.	854,300	248,600
Tax Fees(3):	120,400	11,600
All Other Fees(4):	15,000	—

Total Fees	$2,359,900	$909,500

(1)	Such services consisted primarily of the audit of our annual financial statements, the review of our quarterly financial statements, statutory audits, and services provided in connection with filings with the SEC.

(2)	Such services consisted primarily of due diligence related to our mergers and acquisitions.

(3)	Such services consisted primarily of tax compliance services.

(4)	Such services consisted primarily of health sciences advisory services.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

     The charter of the Audit Committee provides that the Audit Committee must pre-approve all services to be provided by the auditor. The Audit Committee’s Charter provides for the pre-approval of all auditing and non-auditing services of the independent auditor, other than certain de minimus non-audit services. In addition, any services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of the Company’s Common Stock as of February 29, 2004, by:

•	each person known by us to be the beneficial owner of more than 5% of the Company’s Common Stock;

•	each of the Company’s directors and nominees for director;

•	each of the Company’s executive officers named in the summary compensation table on page 17; and

•	all of the Company’s directors and executive officers as a group.

     To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. The Company is unaware of any person, other than those listed below, who beneficially owns more than 5% of the outstanding shares of Common Stock. All computations are based on 11,953,584 shares of Common Stock outstanding on February 29, 2004.

Name of Beneficial Owner,	Number of Shares	Percent of Common Stock
Executive Officer or Director	Beneficially Owned	Beneficially Owned(1)
Joey A. Jacobs (2)	306,069	2.5%
Steven T. Davidson (3)	37,731	*
Jack R. Salberg (4)	44,894	*
Jack E. Polson (5)	15,469	*
Brent Turner (6)	10,000	*
Christopher Grant, Jr. (7)	783,082	6.2%
Salix Ventures (7)	783,082	6.2%
Edward K. Wissing (8)	15,737	*
Ann H. Lamont (9)	3,818,102	24.2%
Oak Investment Partners (9)	3,818,102	24.2%
Richard D. Gore (10)	1,000	*
Mark P. Clein (11)	202,039	1.7%
William F. Carpenter III	—	*
Wall Street Associates (12)	733,800	6.1%
All directors and executive officers as a group (11 persons) (13)	5,234,123	30.8%

*	Less than 1%

(1)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that currently are exercisable or will be exercisable within sixty (60) days of February 29, 2004 and shares of Common Stock into which shares of Series A Preferred Stock and related pay-in-kind dividends are convertible or will be convertible within sixty (60) days of February 29, 2004. Shares of Common Stock subject to options that are currently exercisable or will be exercisable within 60 days of February 29, 2004 and shares of Common Stock into which shares of Series A Preferred Stock and related pay-in-kind dividends are convertible or will be convertible within sixty (60) days of February 29, 2004 are considered to be outstanding for the purpose of computing the percentage of the shares held by a holder, but are not considered to be outstanding for computing the percentage held by others.

(2)	Includes options to purchase 158,973 shares. Also includes 4,321 shares owned by Scott D. Jacobs, Mr. Jacobs’ son. Mr. Jacobs disclaims beneficial ownership of the shares held by Scott D. Jacobs.

(3)	Includes options to purchase 37,731 shares.

(4)	Includes options to purchase 36,982 shares.

(5)	Includes options to purchase 15,469 shares.

(6)	Includes options to purchase 10,000 shares.

(7)	Includes options of Mr. Grant to purchase 3,134 shares. Also includes an aggregate of 763,421 shares of Common Stock into which the shares of series A convertible preferred stock purchased by Salix Ventures II, L.P. and Salix Affiliates II, L.P. may presently be converted. Mr. Grant is the board designee for Salix Ventures and is the president of Salix Management Corporation, the manager of venture capital partnerships Salix Ventures, L.P., Salix Ventures II, L.P. and Salix Affiliates II, L.P. Mr. Grant also is the president of CGJR Capital Management, Inc. (“CGJR Management”), which owns 8,261 shares. As such, Mr. Grant is deemed to beneficially own the shares owned by CGJR Management. Mr. Grant disclaims such beneficial ownership. The address for Salix Ventures is 30 Burton Hills Boulevard, Suite 370, Nashville, Tennessee 37215.

(8)	Includes options to purchase 157,737 shares.

(9)	Includes options of Ms. Lamont to purchase 1,000 shares. Also includes an aggregate of 3,756,792 shares of Common Stock into which the shares of Series A Preferred Stock purchased by Oak Investment Partners X, Limited Partnership may presently be converted and an aggregate of 60,310 shares of Common Stock into which the shares of Series A Preferred Stock purchased by Oak X Affiliates Fund, Limited Partnership may presently be converted. Ms. Lamont is a managing member of Oak Associates X, LLC, the general partner of Oak Investment Partners X, Limited Partnership, and a managing member of Oak X Affiliates, LLC, the general partner of Oak X Affiliates Fund, Limited Partnership. Ms. Lamont disclaims such beneficial ownership. The address for Oak Investment Partners is One Gorham Island, Westport, Connecticut 06880.

(10)	Includes options to purchase 1,000 shares.

(11)	Includes options to purchase 153,818 shares. Also includes 20,418 shares held with Nancy Lemann as joint tenants.

(12)	The address for Wall Street Associates is 1200 Prospect Street, Suite 100, LaJolla, California 92038.

(13)	Includes options to purchase 433,844 shares and 4,580,523 shares of Common Stock into which shares of Series A Preferred Stock and related pay-in-kind dividends are convertible.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. These officers, directors and greater than 10% stockholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 2003.

     Based upon a review of these filings and written representations from the Company’s directors and executive officers, the Company believes that, except as set forth below, all reports required to be filed with the SEC by Section 16(a) during the most recent fiscal year or prior fiscal years have been filed, and no other reports were required.

     The following reports were not timely filed: David S. Heer, C. Sage Givens, Acacia Venture Partners, L.P., South Pointe Venture Partners, L.P. and Acacia Management, L.P. each inadvertently failed to file on a timely basis a required Form 4 concerning the disposition of 1,545,745 shares of Common Stock on December 24, 2003, but each has since made the required filing. In addition, Joey A. Jacobs, Jack R. Salberg, Jack E. Polson, Steven T. Davidson and Brent Turner inadvertently failed to file on a timely basis a required Form 4 concerning the grant of an option to purchase 100,000, 50,000, 50,000, 25,000 and 50,000 shares, respectively, of Common Stock on October 30, 2003, but each has since made the required filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by (i) the Company’s Chief Executive Officer, (ii) the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (the “Named Executive Officers”). As described earlier in this Proxy Statement under the section entitled “Change in Control Transaction,” Psychiatric Solutions, Inc. was the accounting acquiror in the merger between PMR and Psychiatric Solutions, Inc. Accordingly, the executive compensation provided below reflects the executive compensation information of Psychiatric Solutions from January 1, 2001 through December 31, 2003.

				Long-Term
				Compensation Awards
		Annual Compensation (1)		Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation (2)
Joey A. Jacobs	2003	$325,000	$125,000	200,000	$2,000
Chairman of the Board, President	2002	268,481	100,000	274,717	2,000
and Chief Executive Officer	2001	257,539	82,500	—	—
Jack R. Salberg	2003	$275,258	$100,000	50,000	$2,000
Chief Operating Officer	2002	239,152	82,500	57,440	2,000
	2001	221,317	81,389	—	—
Steven T. Davidson	2003	$200,000	$50,000	25,000	$2,000
Chief Development Officer and	2002	172,135	30,270	65,729	2,000
Secretary	2001	138,615	63,750	—	—
Jack E. Polson	2003	$141,635	$50,000	65,000	$325
Chief Accounting Officer	2002	104,539	18,162	17,517	1,300
	2001	93,079	30,000	—	—
Brent Turner (3)	2003	$123,173	$50,000	90,000	$—
Treasurer	2002	—	—	—	—
	2001	—	—	—	—

(1)	The perquisites and personal benefits paid to each of the Named Executive Officers was less than $50,000 or 10% of the total salary and bonus reported for the Named Executive Officers, and, therefore, the amount of such other annual compensation is not reported.

(2)	Except as otherwise indicated below, these amounts represent matching contributions under the Company’s 401(k) Plan.

(3)	Mr. Turner commenced employment with the Company in February 2003.

Stock Option Grants

     The following table sets forth certain information concerning stock options granted to the Named Executed Officers in 2003. The Company granted no stock appreciation rights (“SARs”) in 2003.

						Potential Realizable Value
						At Assumed Annual Rates
	Number of	Percent of Total				of Stock Price Appreciation
	Securities	Options Granted to				for Option Term(2)
	Underlying Options	to Employees in	Exercise or Base	Grant Date Market	Expiration
Name	Granted	Fiscal Year	Price Per Share(1)	Price Per Share	Date	5%	10%
Joey A. Jacobs	100,000	14.6%	$6.55	—	03/25/13	$411,926	$1,043,901
	100,000	14.6%	$13.75	—	10/30/13	864,730	2,191,396
Brent Turner	40,000	5.8%	$5.05	—	02/17/13	127,037	321,936
	50,000	7.3%	$13.75	—	10/30/13	432,365	1,095,698

Steven T. Davidson	25,000	3.6%	$13.75	—	10/30/13	216,183	547,849
Jack R. Salberg	50,000	7.3%	$13.75	—	10/30/13	432,365	1,095,698
Jack E. Polson	15,000	2.2%	$5.05	—	2/17/13	47,639	120,726
	50,000	7.3%	$13.75	—	10/30/13	432,365	1,095,698

(1)	Based upon the fair market value of Common Stock on the date of grant of options, as determined by our Board of Directors.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any of the Named Executive Officers set forth above or any other holder of the Company’s securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of Common Stock appreciates over the option term, no value will be realized from the option grants made to the above Named Executive Officers.

     Option Exercise and Values. The table below provides information as to the exercise of options by the Named Executive Officers during the 2003 fiscal year under the option plans and the year-end value of unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares Acquired	Value	Underlying Unexercised		In-The-Money Options at
Name	On Exercise (#)	Realized	Options at Fiscal Year-End		Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joey A. Jacobs	—	—	133,973	363,769	$2,250,146	$4,698,293
Brent Turner	—	—	—	90,000	—	991,500
Steven T. Davidson	—	—	37,731	74,873	269,347	948,211
Jack R. Salberg	—	—	36,982	100,621	625,173	1,155,614
Jack E. Polson	—	—	11,719	78,282	212,269	800,147

(1)	This amount represents the aggregate of the number of “in-the-money” options multiplied by the difference between $20.90, the fair market value of Common Stock at December 31, 2003 as reported on the Nasdaq National Market, and the exercise price for that option. Options are classified as “in-the-money” if the market value of the underlying Common Stock exceeds the exercise price of the option. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of Common Stock at the time of exercise and are thus dependent upon future performance of Common Stock.

Employment Contracts and Change-In-Control Arrangements

     The Company has entered into employment agreements with Joey A. Jacobs, President and Chief Executive Officer of the Company, and Jack R. Salberg, Chief Operating Officer and President of the Company’s subsidiary Sunstone Behavioral Health, Inc. Mr. Jacobs’ employment agreement has an effective date of August 6, 2002, and was amended on November 26, 2003. Mr. Salberg’s employment agreement has an effective date of October 1, 2002. Each of the employment agreements has an initial term that extends through December 31, 2003, and is thereafter subject to automatic annual renewals absent prior notice from either party of the intent to terminate the agreement. Under his agreement, Mr. Jacobs receives an annual base salary of $325,000. Mr. Salberg’s annual base salary is $275,000. Mr. Jacobs’ and Mr. Salberg’s base salaries are subject to adjustment according to the policies and practices adopted by the Company from time to time. Each of Mr. Jacobs and Mr. Salberg is also eligible to receive an annual cash incentive compensation award (“bonus”) tied to objective criteria as established by the Board of Directors.

     If the Company terminates Mr. Jacobs’ employment “without cause” or if Mr. Jacobs resigns as a result of a “constructive discharge” (as those terms are defined in the employment agreement), (i) all options held by Mr. Jacobs and scheduled to vest during the succeeding 24 month period will immediately vest and will remain exercisable for 12 months from the date of termination; (ii) certain restricted stock held by Mr. Jacobs will immediately vest; (iii) Mr. Jacobs will receive a lump sum severance payment equal to two times his base salary and bonus earned during the 12 months prior to termination plus any earned but unpaid base salary and bonus on a pro rata basis for the year of termination; and (iv) all benefits and perquisites will continue for 18 months. In the event the Company terminates Mr. Jacobs’ employment for cause or if Mr. Jacobs resigns other than pursuant to a “constructive discharge” or “change in control” (as those terms are defined in the employment agreement), Mr. Jacobs will only receive his earned but unpaid base salary and vacation through the date of termination.

     If the Company terminates Mr. Salberg’s employment “without cause” or if Mr. Salberg resigns as a result of a “constructive discharge” (as those terms are defined in the employment agreement), (i) all options held Mr. Salberg and scheduled to vest during the succeeding 18 month period will immediately vest and will remain exercisable for 12 months from the date of termination; (ii) Mr. Salberg will receive a severance payment equal to 1.5 times his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 18 months, plus any earned but unpaid base salary and bonus on a pro rata basis for the year of termination; and (iii) all benefits and perquisites will continue for 18 months. In the event the Company terminates Mr. Salberg’s employment for cause or if Mr. Salberg resigns other than pursuant to a “constructive discharge” or “change in control” (as those terms are defined in the employment agreement), Mr. Salberg will only receive his earned but unpaid base salary and vacation through the date of termination.

     If Mr. Jacobs is terminated within 18 months of a “change in control” of the Company, and the termination results from the change in control, Mr. Jacobs is entitled to receive a cash amount equal to two times his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 24 months, and the continuation of all benefits and perquisites for 18 months. Mr. Salberg’s agreement contains an identical provision except that he is entitled to receive a cash amount equal to 1.5 times his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 18 months.

     Mr. Jacobs has agreed that during the period of his employment and for a 12 month period thereafter, he will not, among other things, compete with the Company or solicit the Company’s clients or employees. Mr. Salberg’s agreement contains identical covenants that are applicable during the period of Mr. Salberg’s employment and for an 18 month period thereafter.

Compensation Committee Interlocks And Insider Participation

     During 2003, the members of the Compensation Committee of the Board of Directors of Psychiatric Solutions were Christopher Grant, Jr., Ann H. Lamont, Joey A. Jacobs, Chairman, President and Chief Executive Officer of the Company, and David S. Heer. Mr. Jacobs resigned from the Compensation Committee on June 30, 2003. In addition, Mr. Heer resigned from the Compensation Committee in connection with his resignation from the Board of Directors in October 2003. In addition to serving as the Company’s Chairman, President and Chief Executive Officer, Mr. Jacobs serves as a member of the Board of Directors of Stones River Hospital, a hospital in which the Company manages a unit pursuant to a management agreement. The term of the third amendment to the management agreement is two years, and automatically renews for one year terms unless terminated by either party. Total revenue from this management agreement was $783,000 for the year ended December 31, 2003. The Company believes the terms of the management agreement are consistent with management agreements negotiated at arms-length. See “Certain Relationships and Related Transactions - Additional Relationships and Related Party Transactions.”

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. The Committee currently consists of outside directors Mr. Grant and Ms. Lamont. The Compensation Committee held eight meetings during 2003.

Executive Officer Compensation Program

     The Company’s executive compensation program is based on the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive within the industry; (iii) to recognize and reward individual performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the individual’s level of skill, knowledge, effort and responsibility.

     The components of the Company’s compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses, (iii) incentive compensation in the form of stock options, and (iv) participation in the Company’s 401(k) plan.

     Base Salary. Base salary levels for the Company’s executive officers are determined, in part, through comparisons with peer companies with which the Company competes for personnel and general geographic market conditions. Additionally, the Committee evaluates individual experience and performance and the overall performance of the Company. The Committee reviews each executive’s salary on an annual basis and may increase each executive’s salary based on (i) the individual’s contribution to the Company compared to the preceding year, (ii) the individual’s responsibilities compared to the preceding year and (iii) any increase in median pay levels at peer companies.

     Cash Bonuses. The Committee recommends the payment of bonuses to the Company’s employees, including its executive officers, as an incentive for the employees to contribute to the realization of established objectives of the Company. For 2003, these bonuses were based on the achievement of certain corporate performance objectives relating to earnings before interest, taxes, depreciation and amortization, cash flow and/or certain strategic objectives. The Company accrues funds for the cash bonuses monthly, depending on the earnings of the Company, and pays the bonuses after the fiscal year end. The amount of the cash bonus paid to each executive officer is based on the individual executive’s performance during the preceding year.

     Stock Options. The Company believes that stock options are a key component to the compensation of its executive officers. Stock options provide a substantial incentive to these employees by allowing them to directly participate in any increase in the long-term value of the Company. This incentive is intended to reward, motivate and retain the services of executive employees. The Company has historically rewarded its executive employees through the grant of Incentive Stock Options and Nonqualified Stock Options.

     With the exception of stock options granted under the Company’s Amended and Restated 2003 Long-Term Equity Compensation Plan (“Equity Compensation Plan”), which is discussed below, the Committee employs no particular set of mechanical criteria in awarding stock options. Rather, it evaluates a series of factors including: (i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company’s industry; and (vi) that level of combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer.

     Under the Equity Compensation Plan, as adopted by the Board of Directors in March 2003 and amended and restated in March 2004, the Company’s executive officers and certain key employees are eligible to receive options to purchase up to two percent (2%) of the Company’s issued and outstanding shares of Common Stock and Series A Preferred Stock (assuming the conversion of all such shares into Common Stock). The number of stock options to be granted under the Equity Compensation Plan is based on the Company’s adjusted EPS for the current fiscal year compared to the Company’s adjusted EPS for the prior fiscal year. Options granted pursuant to the Equity Compensation Plan are issued under the Company’s Equity Incentive Plan and vest and become exercisable over the three year period following the date of grant, with 25% of the options vesting on the date of grant and 25% on each of the first, second and third anniversaries of the date of grant. In March 2004, the Committee granted the following options to executive officers pursuant to the Equity Compensation Plan: 67,000 shares to Mr. Jacobs, and 43,000 shares to each of Messrs. Davidson, Polson, Salberg and Turner at an exercise price of $20.45 per share.

     In 2003, the Company engaged an independent consulting firm to review and evaluate the Company’s executive compensation policies and practices. The independent consulting firm determined that the equity ownership of the Company’s executive officers was less than the equity ownership of executive officers at comparable publicly traded health care companies. Based on the consulting firm’s findings, the Committee granted options to purchase Common Stock to the following executive officers at exercise prices representing the fair market value of Common Stock on the date of grant: 15,000 shares to Mr. Polson and 40,000 shares to Mr. Turner at an exercise price of $5.05 per share; 100,000 shares to Mr. Jacobs at an exercise price of $6.55 per share; and 25,000 shares to Mr. Davidson, 100,000 share to Mr. Jacobs, 50,000 shares to each of Messrs. Polson, Salberg and Turner at an exercise price of $13.75 per share. These options were in addition to the options granted under the Equity Compensation Plan. In 2004, the Committee does not expect to grant options to the executive officers of the Company other than pursuant to the terms of the Equity Compensation Plan.

Chief Executive Officer Compensation

     Mr. Jacobs’ base salary has been and will continue to be adjusted from time-to-time in accordance with the criteria for the determination of executive officer compensation as described above in the section captioned “Base Salary.” In setting Mr. Jacobs’ compensation for 2003, the Company sought to establish a base salary for Mr. Jacobs that was competitive with the base salary paid to chief executive officers at peer companies, while making a significant percentage of his compensation dependent on the Company’s performance.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

Members of the Compensation Committee:

Christopher Grant, Jr.
Ann H. Lamont

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is comprised solely of directors who meet the independence requirements of The Nasdaq Stock Market, Inc. The Audit Committee held seven meetings during 2003.

     The Company’s management has primary responsibility for preparing the Company’s financial statements and implementing internal controls over financial reporting. The Company’s independent auditors, Ernst & Young LLP (“Ernst & Young”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Company’s Board of Directors on November 5, 2002, as amended and restated on March 23, 2004. The Amended and Restated Charter is attached to this Proxy Statement to be filed with the Securities and Exchange Commission (“SEC”). The Audit Committee reviews and reassesses the adequacy of the Charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit Committee acted in accordance with its Charter in 2003. In fulfilling its responsibilities for fiscal year 2003, the Audit Committee:

•	Pre-approved all auditing and non-auditing services of Ernst & Young, other than certain de minimus non-audit services.

•	Reviewed and discussed with management the Company’s unaudited quarterly financial statements for the quarters ended March 31, June 30, September 30 and December 31, 2003 and the Company’s audited financial statements for the fiscal year ended December 31, 2003, including a discussion of critical accounting policies used in such financial statements;

•	Reviewed and discussed with the internal auditor the quality and appropriateness of the Company’s internal controls and reporting procedures;

•	Discussed with Ernst & Young the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, both with and without management present; and

•	Received the written disclosures and the letter from Ernst & Young regarding Ernst & Young’s independence as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young their independence from the Company and management.

     Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young as described above, and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Members of the Audit Committee

Richard D. Gore, Chairman
Edward K. Wissing
Christopher Grant, Jr.

     The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

COMPARATIVE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative total stockholder return on the Company’s Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market Index and (b) the performance of a published industry index or peer group, the Nasdaq Health Services Stocks Index. The graph assumes the investment on December 31, 1998 of $100 and that all dividends were reinvested at the time they were paid. The table following the graph presents the corresponding data for December 31, 1998 and each subsequent fiscal year end. From December 31, 1998 to August 5, 2002, the sales prices set forth in the graph below are for PMR’s common stock prior to the PMR Merger and, subsequent to August 5, 2002, Psychiatric Solutions’ Common Stock.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03
Psychiatric Solutions, Inc.	100	43	32	38	200	746
Nasdaq Stock Market Index	100	185	112	89	61	92
Nasdaq Health Services Stocks	100	80	110	119	103	157

THE STOCK PRICE PERFORMANCE GRAPH AND FISCAL YEAR END
TABLE ARE PURELY HISTORICAL INFORMATION AND SHOULD NOT BE
RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Grant of Options and Stock Awards to Certain Directors and Executive Officers

     Directors and members of our management have been granted options to purchase Common Stock. See “Compensation of Directors,” “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation.”

Indebtedness of Certain Directors

     In January 2000, PMR loaned Mr. Clein, PMR’s chief executive officer at the time and currently one of the Company’s directors, $467,500 pursuant to promissory notes for the purchase of stock in connection with the exercise of stock options (the “Stock Notes”). The Stock Notes, due December 31, 2004, bear interest at the rate of 6.21% per annum and are with recourse in addition to being secured by stock under pledge agreements. PMR also received promissory notes from Mr. Clein for up to $257,208 for tax liabilities related to the purchase of such stock (the “Tax Notes”). The Tax Notes, due December 31, 2004, bear interest at the rate of 6.21% and are secured by stock pledges, but are otherwise without recourse. In May 2002, the Stock Notes and Tax Notes were amended to include a provision that allowed the principal and interest on the notes to be paid, at anytime prior to December 31, 2003, through the delivery to the Company of Common Stock valued at the higher of (i) $7.92 or (ii) the average closing sales prices of Common Stock for the five trading days prior to the delivery of such stock. The amendments also eliminated the provision in each Note that required any dividends received with respect to shares being purchased with the proceeds of such Note to be immediately applied toward the payment of amounts outstanding under such note. The largest aggregate amount of indebtedness owed by Mr. Clein during 2003 was $341,052. As of March 15, 2004, Mr. Clein owed $60,325 under the Stock Notes and $284,101 under the Tax Notes.

Additional Relationships and Related Party Transactions

     Joey A. Jacobs, the Company’s Chairman, President and Chief Executive Officer, serves as a member of the Board of Directors of Stones River Hospital, a hospital in which the Company manages a unit pursuant to a management agreement. The term of the third amendment to the management agreement is two years and automatically renews for one year terms unless terminated by either party. Total revenue from this management agreement was $783,000 for the year ended December 31, 2003. The Company believes the terms of the management agreement are consistent with management agreements negotiated at arms-length.

     On February 4, 2003, the Company’s stockholders approved the private placement of $25 million of Series A Preferred Stock with affiliates of Oak Investment Partners (“Oak”) and Salix Ventures (“Salix”) and The 1818 Mezzanine Fund II, L.P. (the “1818 Fund”). The 1818 Fund invested an aggregate of $999,999 and received an aggregate of 181,818 shares of Series A Preferred Stock. Oak invested an aggregate of $20,000,001 and received an aggregate of 3,636,364 shares of Series A Preferred Stock. Salix invested an aggregate of $3,999,996 and received an aggregate of 727,272 shares of Series A Preferred Stock. One half of the Series A Preferred Stock was issued on April 1, 2003. The other half was issued on June 19, 2003. The proceeds of the sale of the Series A Preferred Stock were used to acquire Ramsay Youth Services, Inc., six facilities from The Brown Schools, Inc. and to pay down a portion of the Company’s long-term debt.

GENERAL INFORMATION

Stockholder Proposals for 2005 Annual Meeting

     Stockholder proposals intended to be presented at the 2005 annual meeting of stockholders must be received by the Company at its principal executive offices at 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067 no later than December 10, 2004, in order for the proposals to be included in the Proxy Statement and form of proxy for that meeting.

     The deadline for delivering notice of a stockholder proposal, other than a proposal to be included in the Proxy Statement, for the 2005 annual meeting of stockholders will be February 23, 2005, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The persons named as proxies in the Proxy Statement may exercise discretionary voting authority with respect to any matter that is not submitted to us by such date.

Annual Report to Stockholders

     A copy of the Company’s 2003 Annual Report to Stockholders is enclosed. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC. Requests should be directed to Psychiatric Solutions, Inc., 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067, Attention: Brent Turner, Investor Relations, (615) 312-5700. The Company’s 2003 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2003 are also available through the Company’s website at www.psysolutions.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.

PSYCHIATRIC SOLUTIONS, INC.

Joey A. Jacobs Chairman, President and Chief Executive Officer

April 9, 2004

Appendix A

Amendment to the
Amended and Restated
Psychiatric Solutions, Inc.
Equity Incentive Plan

     WHEREAS, Psychiatric Solutions, Inc. (the “Company”) has established the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and

     WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective May 4, 2004, by deleting Section 5.2 in its entirety and inserting the following in its place and stead:

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 700,000 shares to a total of 2,933,333 shares of Stock, subject to increases and adjustments as provided in Article VIII.

     IN WITNESS WHEREOF, this Amendment is hereby adopted by the Company on March 23, 2004, but effective on the date written above.

Psychiatric Solutions, Inc.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman of the Board, Chief Executive Officer and President

Psychiatric Solutions, Inc.
Equity Incentive Plan

Amended and Restated
Effective May 6, 2003

Psychiatric Solutions, Inc.
Equity Incentive Plan

Psychiatric Solutions, Inc.
Equity Incentive Plan

PREAMBLE

     WHEREAS, PMR Corporation (the “Company”) adopted the PMR Corporation Employees’ Incentive Stock Option Plan on February 1, 1990;

     WHEREAS, the PMR Corporation Employees’ Incentive Stock Option Plan was subsequently amended and renamed the PMR Corporation 1997 Equity Incentive Plan (the “Plan”);

     WHEREAS, Psychiatric Solutions, Inc. adopted the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel (the “Psychiatric Plan”) on April 9, 1997;

     WHEREAS, the Company and Psychiatric Solutions, Inc. entered into a merger agreement pursuant to which Psychiatric Solutions, Inc. became a wholly owned subsidiary of PMR Corporation effective August 5, 2002 (the “Acquisition”);

     WHEREAS, following the Acquisition, Psychiatric Solutions, Inc. changed its name to Psychiatric Solutions Hospitals, Inc. and the Company changed its name to Psychiatric Solutions, Inc.;

     WHEREAS, the Company changed the name of the Plan to the Psychiatric Solutions, Inc. Equity Incentive Plan;

     WHEREAS, the Company desires to amend and restate the Plan to (i) increase the number of shares of Stock subject to grant under the Plan, (ii) restrict the number of shares of Stock that can be granted to any individual pursuant to Options in a calendar year, (iii) modify the methods of payment for the exercise of Options, (iv) remove automatic vesting of Awards upon a change in control, and (v) extend the term of the Plan indefinitely;

     WHEREAS, the Psychiatric Plan is hereby merged into the Plan and outstanding Awards under the Psychiatric Plan will be governed by the terms of this restated Plan; and

     WHEREAS, the Company intends that this Plan and awards granted hereunder will (i) qualify as “performance-based compensation” described in section 162(m)(4)(C) of the Internal Revenue Code of 1986, and (ii) conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3;

     NOW, THEREFORE, the Company hereby amends and restates the Plan effective as of the date this restated Plan is approved by the stockholders of the Company as follows:

ARTICLE I. DEFINITIONS

     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned or controlled by the Company.

     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options or Restricted Stock.

     1.4 Board. The board of directors of the Company.

     1.5 Code. The Internal Revenue Code of 1986, as amended.

     1.6 Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the “compensation committee” or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

     1.7 Company. Psychiatric Solutions, Inc. and its successors.

     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

     1.9 Exchange Act. The Securities Exchange Act of 1934, as amended.

     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:

     (a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the closing price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).

     (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.

     1.11 Incentive Option. An Option that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code. An Incentive

Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

     1.12 Nonqualified Option. An Option that is not an Incentive Option.

     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

     1.14 Participant. A director, officer, employee, consultant or advisor of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

     1.15 Plan. The Psychiatric Solutions, Inc. Equity Incentive Plan, which was previously named the PMR Corporation Employees’ Incentive Stock Option Plan.

     1.16 Psychiatric Plan. The Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel.

     1.17 Restricted Stock. A grant of Stock that is subject to restrictions on transfer and/or a risk of forfeiture by and to the Participant, as described in Section 4.4. Restricted Stock that is awarded to a Participant shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

     1.18 Stock. The common stock of the Company.

     1.19 Ten Percent Stockholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Stockholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II. PURPOSE

     The purpose of this Plan is to encourage ownership of Stock of the Company by directors, officers, employees, consultants and advisors of the Company and any current or future Affiliate. This Plan is intended to provide an incentive and bonus for maximum effort in the successful operation of the Company and is expected to benefit the stockholders by associating the interests of the Company’s employees with those of its stockholders and by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company’s shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Company employees pursuant to the terms of their employment. Proceeds from the purchase of Stock pursuant to this Plan shall be used for the general business purposes of the Company.

ARTICLE III. ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

     (a) Interpret all provisions of this Plan;

     (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

     (c) Make amendments to all Agreements;

     (d) Adopt, amend, and rescind rules for Plan administration; and

     (e) Make all determinations it deems advisable for the administration of this Plan.

     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IV. AWARD ELIGIBILITY AND LIMITATIONS

     4.1 Participation. The Committee may from time to time designate directors, officers, employees, consultants and advisors of the Company or one of its Affiliates to whom Awards are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements that shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the name of the Participant and the number of shares of Stock that are subject to the Award. Accordingly, an Award may be deemed to be granted prior to the approval of this Plan by the stockholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company.

     4.3 Limitations on Incentive Options. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

     4.4 Restricted Stock. An award of Restricted Stock to a Participant is a grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement. A Participant who receives Restricted Stock shall be treated as a stockholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

     4.5 Additional Limitations on Grants. No person may receive Options to purchase more than 500,000 shares of Stock (subject to increases and adjustments as provided in Article VIII) during any calendar year.

ARTICLE V. STOCK SUBJECT TO PLAN

     5.1 Source of Shares. Upon the exercise of an Option or the grant of Restricted Stock, the Company shall deliver to the Participant authorized but previously unissued Stock or Stock that is held by the Company in treasury.

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 900,000 shares to a total of 2,233,333 shares of Stock, subject to increases and adjustments as provided in Article VIII.

     5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, or Restricted Stock is forfeited, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.

ARTICLE VI. OPTION EXERCISE AND STOCKHOLDER RIGHTS

     6.1 Exercise Price. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of a share of Stock on the trading day immediately preceding the date the Incentive Option is granted. In the case of a Ten Percent Stockholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the trading day immediately preceding the date the Incentive Option is granted. The exercise price of a Nonqualified Option shall be the price determined by the Committee at the time that such Award is granted, but shall not be less than 85% of the Fair Market Value of a share of Stock on the trading day immediately preceding the date the Nonqualified Option is granted.

     6.2 Right to Exercise. An Option may be exercisable on the date of grant or on such other date(s) established by the Committee or provided for in an Agreement.

     6.3 Expiration of Option. In general, the right to purchase Stock under an Option shall expire on the date specified in the Option. However, an Option shall expire sooner in the circumstances described in this Section.

     (a) If as a result of voluntary or involuntary termination (other than death or disability) the Participant ceases to provide services to the Company or one of its Affiliates as an employee, a non-employee member of the Board or a consultant or independent advisor, the Option shall thereon terminate, except that the Option may be exercised by the Participant, to the extent otherwise exercisable on the date of termination, for a period of three months from the date of termination of the provision of services or until the expiration of the stated term of the Option, whichever period is shorter. Thereafter, the Option shall terminate and cease to be exercisable.

     (b) If the Participant ceases to provide services to the Company or one of its Affiliates as an employee, non-employee member of the Board, consultant or independent advisor by reason of disability (as defined in section 22(e)(3) of the Code), the Participant shall have the right for 12 months after the date of such termination of the provision of services to exercise the Option to the extent otherwise exercisable on the date of disability. Thereafter, the Option shall terminate and cease to be exercisable.

     (c) If the Participant dies, the Option shall be exercisable by the Participant’s legal representatives, heirs, legatees, or distributees for 12 months after the date of the Participant’s death to the extent otherwise exercisable on the date of death. Thereafter, the Option shall terminate and cease to be exercisable.

     6.4 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Stockholder) from the date it was granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate, or within three months of termination of employment with the Company and its Affiliates (one year in the case of termination due to disability or death).

     6.5 Transferability. Any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that a Nonqualified Option or Restricted Stock may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     6.6 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option, and if requested, has given the representation described in Section 9.2 and/or executed a stockholders agreement described in Section 9.3. A Participant’s rights as a stockholder with respect to Restricted Stock shall be determined as provided in Section 4.4.

     6.7 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment. With respect to an Incentive Option, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Treasury Regulation, or a published ruling of the Internal Revenue Service that has general application.

ARTICLE VII. METHOD OF EXERCISE

     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

     7.2 Payment. Except as otherwise provided by the Agreement, payment of the exercise price under an Option shall be made in cash, or, to the extent approved in writing in advance by the Committee, through one of the following methods:

     (a) A transaction involving the pledge of shares and a loan through a broker described in Federal Reserve Regulation T and in accordance with the rules and regulations of the Securities and Exchange Commission, as amended from time to time;

     (b) Actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option;

     (c) Other consideration acceptable to the Committee; or

     (d) A combination of the above methods of payment and/or cash.

     Payment of the exercise price must include payment of any and all applicable tax withholdings, as described in Section 7.3, in cash unless the Company expressly consents in writing and in advance to alternative arrangements for withholdings.

     7.3 Withholding Tax Requirements. Upon the exercise of a Nonqualified Option or the lapse of restrictions on Restricted Stock, the Participant shall, upon notification of the amount due, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.

     7.4 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, or is granted Restricted Stock, and executes any applicable agreement described in Section 9.2 or Section 9.3 that the Company requires.

ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

     8.1 Adjustments to Shares. The maximum number of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

     (a) the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

     (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

     (c) there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that the Committee shall make adjustments to the limit specified in Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

     8.2 Substitution of Awards.

     (a) The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

     (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the Agreement governing such Option and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place. Such Option exchange will be made whether or not the Company is the survivor of the transaction, or survives only as a subsidiary.

     8.3 No Adjustment upon Certain Transactions. Notwithstanding Sections 8.1 and 8.2 above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

     8.4 Fractional Shares. Only whole shares of Stock may be acquired through an Award. Any adjustments made pursuant to this Article will be made so that only the resulting number of whole shares of Stock represented by an Award will be issued hereunder. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

ARTICLE IX. LEGAL COMPLIANCE CONDITIONS

     9.1 General. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

     9.3 Stockholders Agreement. At the time of grant of an Award, exercise of an Option or vesting of Restricted Stock, the Company may require a Participant, as a condition of such grant, exercise or vesting, to execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.

ARTICLE X. GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The internal laws of the State of Tennessee (without regard to the choice of law provisions of Tennessee) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

     10.5 Compliance with Section 16 of the Exchange Act. In the event that any common class of equity securities of the Company becomes subject to registration under section 12 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the stockholders of the Company must approve the following:

     (a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options; and

     (b) before the effective date thereof, any amendment that increases the period during which Incentive Options may be granted or exercised.

     10.7 Duration of Incentive Options. Incentive Option awards shall not be made with respect to the shares of Stock specified in Section 5.2 more than ten years after the earlier of the date that this restated Plan is adopted by the Board or the date that the Plan is approved by stockholders. If the number of shares specified in Section 5.2 is increased by an amendment to this Plan, Incentive Options may be awarded with respect to such increased shares for a period of ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by stockholders in a manner that satisfies Treasury Regulation section 1.422-5. Incentive Options granted before such dates shall remain valid in accordance with their terms.

     10.8 Effective Date of Plan. This restated Plan shall be effective on the date it is approved by the stockholders of the Company. All Awards granted under the Psychiatric Plan shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of this Plan shall apply only to the extent that the terms of this Plan would not have a material adverse effect on the rights of a Participant under an Award granted under the Psychiatric Plan, unless the Participant has given consent to the change.

Appendix B

Amended and Restated Audit Committee Charter

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process, financial reports and other financial information, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

In discharging its oversight role, the Committee is authorized to investigate any matter related to its responsibilities with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide appropriate funding, as determined by the Committee, to (a) compensate the Company’s independent auditor, (b) compensate any independent legal counsel or other advisors engaged by the Committee and (c) pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

Membership

The Committee will consist of at least three members appointed by the Board. Each member of the Committee shall meet the independence and financial experience requirements of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission. Thus, each member of the Committee shall be financially literate and able to read and understand fundamental financial statements. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in such member’s financial sophistication. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Key Responsibilities

The Committee shall be responsible for the oversight of the relationship of the Company with its independent auditor. With respect to this responsibility, the Committee shall:

•	Hire, evaluate the performance of and, when appropriate, replace the independent auditor. The Committee shall only engage a registered public accounting firm as the Company’s independent auditor. The independent auditor shall report directly to the Committee.

•	Determine the compensation to be paid to the independent auditor and, in its sole discretion, approve all audit engagement fees and terms. The Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to certain de minimus exceptions relating to non-audit services expressly set forth in Section 10A(i)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Receive periodic reports from the independent auditor regarding the auditor’s independence and discuss such reports with the auditor. The report must include a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, and disclose any relationships or services which may impact the objectivity and independence of the auditor. After reviewing such reports and discussing the reports with the auditor, the Committee will take the appropriate action to oversee the independence of the auditor.

•	Establish guidelines consistent with Section 10A(l) of the Exchange Act for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the Company’s audit during the one-year period preceding the date of the initiation of the audit.

•	Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences, and resolve disagreements between management and the independent auditor regarding financial reporting. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management, any changes required in the planned scope of the internal audit and any disagreement regarding the internal audit department responsibilities, budget and staffing.

The Committee shall review the financial statements of the Company with management. In connection with this responsibility, the Committee shall:

•	Review and discuss with management and the independent auditor (a) the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), (b) the quarterly financial statements to be included in the Company’s Quarterly Report on Form 10-Q, (c) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (d) the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee also shall discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and No. 90, as may be modified or supplemented, relating to the conduct of the audit as well as matters affecting the quality of the Company’s financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company. Based on such review and discussion, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Review with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, (c) the ramifications of the use of these alternative disclosures and treatments, and (d) the treatment preferred by the independent auditor and the reasons for favoring that treatment. This shall include a review with management and the independent auditor of the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Ensure that the independent auditor performs an interim financial review as required under SAS No. 100. Review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission. This review will occur prior to the public release of such quarterly financial results and prior to the Company’s filing of its Form 10-Q.

The Committee shall review and oversee the Company’s internal reporting and controls and compliance programs. In connection with this responsibility the Committee shall:

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and to review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

•	Review the appointment and replacement of the director of internal audit.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Review and discuss with management, the independent auditor and internal auditors the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies and significant changes reported to the Committee by the independent auditor or management), the Company’s audit procedures and the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in the Company’s best interest. “Related-party transactions” will include, but not be limited to, those transactions described in Item 404(a) of Regulation S-K under the federal securities laws. Only members of the Committee who will derive no direct or indirect benefit from a specific related-party transaction may discuss that transaction with management or vote to approve it.

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with respect to the adoption and implementation of a Code of Conduct for the Company.

•	Establish and monitor procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall also, with consultation with internal and external experts:

•	Prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Review with the Company’s legal counsel matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet at least quarterly and make regular reports to the Board. Meet at least quarterly with the Chief Accounting Officer, the director of internal audit and the independent auditor in separate executive sessions. The Committee may request that an officer or employee of the Company, the Company’s outside counsel or independent auditor attend a meeting of the Committee or meet with any members of, or consultants to, the Committee. The Committee shall cause adequate minutes to be prepared for all of its proceedings.

PSYCHIATRIC SOLUTIONS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 4, 2004

    The undersigned hereby appoints Joey A. Jacobs and Brent Turner, or either of them, with full power of substitution and resubstitution, as proxies to vote all shares of capital stock of Psychiatric Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, on Tuesday, May 4, 2004, at 10 a.m. (Central Daylight Time), and at any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Annual Meeting:

1.	Election of Class II Directors.

        Nominees: William F. Carpenter III, Mark P. Clein, and Richard D. Gore

☐ FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided above.)

2.	Approval of the amendment to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	Approval of the waiver of the lock-up restrictions on the Series A Preferred Stock.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

    This proxy is being solicited by the Company’s Board of Directors and, when properly executed, will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election of all nominees as Class II directors of the Company, (b) FOR approval of the amendment to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and (c) FOR approval of the waiver of the lock-up restrictions on the Series A Preferred Stock.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   ☐

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING   ☐

Date:

Signature
Date:

Signature
IMPORTANT
Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the Proxy Card in the enclosed envelope.